Exhibit 21
Validus Holdings, Ltd.
List of Subsidiaries
Ownership Interest Held By Immediate Parent 100% unless otherwise indicated

Subsidiary	Jurisdiction

Validus Holdings, Ltd.	Bermuda
Validus Reinsurance, Ltd.	Bermuda
Validus Amalgamation Subsidiary, Ltd.	Bermuda
Underwriting Risk Services S.A.	Chile	99.0%
Validus Re Americas, Ltd.	Bermuda
AlphaCat Re 2011 Ltd.	Bermuda	22.3%
AlphaCat Re 2012 Ltd.	Bermuda	37.9%
AlphaCat 2013, Ltd.	Bermuda	19.7%
AlphaCat 2014, Ltd.	Bermuda	19.6%
AlphaCat 2015, Ltd.	Bermuda	20.0%
BetaCat Ltd.	Bermuda
Validus Holdings (UK) Plc	United Kingdom
Validus Specialty, Inc.	Delaware
AlphaCat Capital Inc.	Delaware
Validus Underwriters, Inc.	Massachusetts
Validus America, Inc.	Delaware
Validus Services, Inc.	Delaware
Validus Reaseguros, Inc.	Florida
Validus Re Americas, (New Jersey) Inc.	New Jersey
Western World Insurance Group, Inc.	Delaware
Western World Insurance Company	New Hampshire
Stratford Insurance Company	New Hampshire
Tudor Insurance Company	New Hampshire
Westco Insurance Managers, Inc.	New Jersey
Westco Claims Management Services, Inc.	New Jersey
Flagstone Reinsurance (Luxembourg), SARL	Luxembourg
Validus Risk Services (Ireland) Limited	Ireland
Validus Research, Inc.	Ontario
IPCRe Limited	Bermuda
Validus UPS, Ltd.	Bermuda
Flagstone (Bermuda) Holdings Limited	Bermuda
IAL Leasing Ltd.	Bermuda
Mont Fort Re Ltd.	Bermuda
Flagstone (Mauritius) Limited	Mauritius
Flagstone Underwriting Support Services (India) Pvt Ltd.	India	99.0%
Flagstone Finance S.A.	Luxembourg
Validus Reinsurance (Switzerland) Ltd	Switzerland
L.P. Holdings Limited	Cyprus
Limassol Power Plant Limited	Cyprus
Flagstone Africa (Pty) Limited	South Africa

Ownership Interest Held By Immediate Parent 100% unless otherwise indicated

Subsidiary	Jurisdiction

Validus Services (Bermuda), Ltd.	Bermuda
Validus Ventures Ltd.	Bermuda
AlphaCat Managers Ltd.	Bermuda
AlphaCat Advantage Fund Ltd.	Bermuda
AlphaCat Reinsurance Ltd.	Bermuda
AlphaCat Diversified Fund Ltd.	Bermuda
AlphaCat Master Fund Ltd.	Bermuda
BetaCat Fund Ltd.	Bermuda
BetaCat Feeder Fund I Ltd.	Bermuda
AlphaCat Prima Fund Ltd.	Bermuda
AlphaCat Soteria Fund Ltd.	Bermuda
AlphaCat Opportunities Ltd.	Bermuda
Talbot Holdings Ltd.	Bermuda
Talbot Capital Ltd.	Bermuda
Talbot 2002 Underwriting Capital Ltd.	United Kingdom
Talbot Underwriting Holdings Ltd.	United Kingdom
Talbot Underwriting Services, Ltd.	United Kingdom
Talbot Underwriting Ltd.	United Kingdom
Talbot Underwriting (LATAM) S.A.	Chile	99.0%
Talbot Underwriting Services (US), Ltd.	Delaware
Talbot Risk Services Pte, Ltd.	Singapore
Talbot Underwriting (MENA) Ltd.	Dubai
Talbot Risk Services (Labuan) Pte. Ltd.	Labuan
Talbot Underwriting Risk Services, Ltd.	United Kingdom
Talbot Insurance (Bermuda), Ltd.	Bermuda
Talbot Underwriting Capital Ltd.	United Kingdom